PRICING SUPPLEMENT NO. 46 (Revised)                          Rule 424(b)(3)
DATED: March 23, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate           Book Entry Notes
$100,000,000                     Notes* [x]              [x]

Original Issue Date:             Fixed Rate Notes*       Certificated Notes
March 26, 1998                   [x]                     [_]


Maturity Date:                   CUSIP#: 073908 AE 3
March 27, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional         Optional
                     Redemption           Repayment        Repayment
Redeemable On        Price(s)             Date(s)          Price(s)
-------------        ----------           ---------        ---------

N/A                  N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate*:  5.790% through March 26, 1999

Interest Payment Date (Fixed Rate)*:  March 26, 1999

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[x]         Federal Funds Rate             Interest Reset Date(s): **

[_]         Treasury Rate                  Interest Reset Period: Daily

[_]         LIBOR Reuters                  Interest Payment Date(s): ***

[_]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly
                                           commencing 3/26/99
[_]         CMT Rate


Initial Interest Rate: ****

Index Maturity:  N/A

Spread (plus or minus): +0.25%

------------------

* The Notes will bear interest at the rate of 5.790% through March 26, 1999, computed on an actual/360 basis. Thereafter, the Notes will bear interest at the Federal Funds Rate plus 0.25%

**       Daily on each Business Day commencing March 26, 1999

*** March 26, 1999 (Fixed Rate Interest Payment Date), June 26, 1999, September 26, 1999, December 26, 1999 and March 27, 2000 (Floating Rate Interest Payment Dates)

****     The Federal Funds Rate as of March 25, 1999 (determined on March 26,
         1999) plus 25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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